UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 11, 2019

TPI Composites, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37839	20-1590775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8501 N. Scottsdale Rd, Gainey Center II, Suite 100, Scottsdale, Arizona 85253
(Address of Principal Executive Offices) (Zip Code)

480-305-8910
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 7.01. Regulation FD Disclosure.

On January 11, 2019, TPI Composites, Inc. (the “Company”) issued a press release announcing that it has entered into a new supply agreement with Vestas Wind Systems A/S to produce wind blades at a new manufacturing facility that will be built near Chennai, India.  The Company is currently finalizing a development and lease agreement for this new manufacturing facility, which is scheduled to open for production in the first quarter of 2020.  A copy of the Company’s press release is furnished herewith as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information in Exhibit 99.1 of this current report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this current report on Form 8-K (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

       (d) Exhibits

99.1 – Press Release dated January 11, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI Composites, Inc.

Date: January 11, 2019	By:	/s/ William E. Siwek
William E. Siwek
Chief Financial Officer